EXHIBIT 99.1



FOR IMMEDIATE RELEASE

CONTACTS FOR VIATEL:
Glenn K. Davidson, Vice President, Communications & External Affairs Cindy Glynn, Director, Investor Relations
+1-212-350-9200

CONTACTS FOR AT&T COMMUNICATIONS UK:
John Hindle or Gina Adams, Landmark Communications, +44-171-318-6900

CONTACTS FOR AT&T:
Phil Coathup, AT&T EMEA Public Relations, +44 (0) 1527 493549
James Gunn, AT&T Media Relations - UK, +44 (0) 20 7908 6431


VIATEL ACQUIRES AT&T'S UK SUBSIDIARY

o EXPANDS VIATEL'S PAN-EUROPEAN BROADBAND NETWORK BY 1,700 ROUTE KILOMETERS, LINKING 19 MAJOR CITIES THROUGHOUT THE UNITED KINGDOM.
o ACCELERATES VIATEL'S PROVISION OF DATA SERVICES WITH FRAME RELAY, ATM AND IP SERVICE OFFERINGS. o INCREASES VIATEL'S BASE OF ENTERPRISE AND SME CUSTOMERS.
o        GIVES VIATEL PRIVATE INTERNET PEERING.
o SIGNIFICANTLY EXPANDS VIATEL'S TEAM OF MARKETING AND PRODUCT DEVELOPMENT PROFESSIONALS.

NEW YORK, NY -- FEBRUARY 29, 2000 -- VIATEL, INC. (NASDAQ: VYTL) today announced that it has acquired AT&T Corporation's (NYSE: T) United Kingdom subsidiary, AT&T COMMUNICATIONS (UK) LTD.

Concerning the transaction, Michael J. Mahoney, Viatel's Chairman and Chief Executive Officer, said: "This is a significant transaction for Viatel. It allows us to expand our pan-European network throughout the UK. It brings with it a group of dedicated professionals who know how to develop, market and support a broad suite of products and services for the Enterprise and SME markets. It accelerates the Company's entry into the provision of data services such as frame relay, ATM and IP. And it adds significantly to our UK customer base, not only in numbers, but also in scale; AT&T Communications' UK customers include many UK and pan-European corporations."

John Haigh, President of AT&T's International Ventures organization said: "AT&T is very proud of AT&T Communications (UK) Ltd.'s considerable achievements since its inception in 1994. The sale comes as part of AT&T's restructuring within the UK, with the creation of `Concert,' the global venture between AT&T and BT. The move is a positive step forward for customers and employees alike."

The transaction -- which was completed on Tuesday, February 29 -- will be accounted for as a purchase.

Among the transaction's benefits to Viatel are:

o A pan-European network expansion throughout the UK. The backbone of AT&T's former network is a 1,700 route kilometer SDH fiber optic ring, comprised of multiple fiber pairs, linking the cities of London, Ware, Bedford, Leicester, Nottingham, Sheffield, Leeds, Edinburgh, Glasgow, Manchester, Newcastle U Lyme, Stafford, Birmingham, Redditch, Gloucester, Bristol, Swindon, Newbury, Langley and Hayes;
o Additional interconnection with the primary UK carriers -- BT and Cable & Wireless Communications. PSTN access and egress are provided through approximately 50 points of interconnection, providing access to approximately 95% of the UK population.
o An extensive product and service portfolio -- including such data service offerings as frame relay, ATM and IP -- that may be offered to Viatel customers throughout Europe, in addition to the existing AT&T Communications UK customer base. The Company also offers direct and indirect Internet access; domestic telephony services to small, medium and large corporate customers; software defined network services; and carrier and reseller services;
o Blue-chip corporate customers, including 300 of the top UK-based pan-European corporations and over 320 small and medium-sized enterprises.
o And a team of 400 dedicated employees able to develop products for, sell to and support Enterprise and SME customers.

As a result of the transaction, the combined company will have:

o A larger products and services portfolio with greatly enhanced offerings for Enterprise and SME-level customers;
o        Extensive operations throughout Western Europe:
         o        A fully licensed provider of telecommunications services in 10
                  European countries (Austria, Belgium, France, Germany,
         o        Ireland,  Italy, The Netherlands,  Spain,  Switzerland and the
                  United Kingdom); o Operational interconnection with 10 incumbent telecommunications providers (BT, Cable and Wireless, KPN, Belgacom, Telecom Italia, France Telecom, Deutsche Telekom, Swisscom, Telefonica and Telekom Austria);
o        An expanded network with:
         o Nearly 5,000 route kilometers of high-capacity fiber-optic network infrastructure already in commercial service in Western Europe. An additional 5,400 route kilometers is scheduled to go into service by year-end 2000.
         o Over 250 network points of interconnection in Europe, the United States and Canada.

Credit Suisse First Boston acted as financial advisor to Viatel.

ABOUT VIATEL: Viatel, Inc. is a rapidly growing provider of all distance communications services to individuals, corporations, ISPs, ASPs and other carriers in Europe and North America. The Company is a licensed provider of telecommunications services in Austria, Belgium, France, Germany, Ireland, Italy, The Netherlands, Spain, Switzerland, the United Kingdom and the United States. It currently operates an international network, with gateways in New York and London; network operations centers in Egham, England and Somerset, New Jersey; and network points of interconnection in over 250 cities.

As a result of this transaction, Viatel's advanced fiber-optic pan-European network will consist of 10,400 announced route kilometers serving 59 cities when completed. Over 5,000 route kilometers linking London, Ware, Bedford, Leicester, Nottingham, Sheffield, Leeds, Edinburgh, Glasgow, Manchester, Newcastle U Lyme, Stafford, Birmingham, Redditch, Gloucester, Bristol, Swindon, Newbury, Langley and Hayes in the United Kingdom; Amsterdam and Rotterdam in The Netherlands; Brussels, Antwerp, Charleroi, Ghent, Hasselt, Kortrijk, Liege, Mons, Namur and Tournai in Belgium; Paris, Amiens, Nancy and Strasbourg in France; and Dusseldorf, Frankfurt and Mannheim in Germany -- are already in commercial service and carrying traffic. Construction of Circe's third phase - which will link an additional 11 German cities to the network - is nearing completion. Phases Four and Five -- creating national networks in France and Switzerland -- will be ready for service in the fall and winter of 2000, respectively.

Viatel will also own and operate metropolitan networks in London, Amsterdam, Paris, Berlin, Frankfurt and Dusseldorf as well as throughout the New York metropolitan area. Viatel is able to link its pan-European, North American and trans-Atlantic networks with high-speed local fiber networks to offer its customers a wide array of local and long-distance services over a single integrated network.

For more information about Viatel and the products and services it offers, visit WWW.VIATEL.COM.

ABOUT AT&T COMMUNICATIONS (UK) LTD.: AT&T Communications (UK) is a world-class communications provider of voice and data solutions to retail and wholesale customers for national, pan-European and global requirements. In 1999, the company carried almost 3 billion minutes over its network. The company currently employs 400 people with high level expertise in national, Pan-European and global telecommunications services.

ABOUT AT&T: AT&T Corp. (WWW.ATT.COM) (www.att.com) is among the world's premier voice and data communications companies, serving more than 80 million customers, including consumers, businesses and government. With annual revenues of more than $53 billion and 151,000 employees, AT&T provides services to customers worldwide.

The company runs one of the world's largest, sophisticated communications networks and has the largest digital wireless network in North America. The company is a leading supplier of data and Internet services for businesses and offers outsourcing, consulting and networking-integration to large businesses. Internationally, the AT&T/BT Global Venture -- recently named Concert -- will serve the communications needs of multinational companies and international carriers worldwide.

Certain matters discussed in this release are forward-looking statements that involve risks and uncertainties, including construction risks and other risks detailed from time to time in Viatel's registration statements and reports filed with the Securities and Exchange Commission, including those contained in its Annual Report or Form 10-K

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